SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 7, 2005

APOGEE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10456	04-3005815
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

129 Morgan Drive
Norwood, Massachusetts 02062
(781) 551-9450

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01               CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)           Apogee Technology, Inc. ( “Apogee”) was notified on January 7, 2005 (effective January 1, 2005), by Yohalem Gillman & Co. LLP that it had merged with Anchin, Block & Anchin, LLP and that Yohalem Gillman & Co. LLP would no longer be the independent accountant performing audit services for Apogee.

(b)           The auditor’s report from Yohalem Gillman & Co. LLP for Apogee’s past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  There have been no disagreements with Yohalem Gillman & Co. LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(c)           Simultaneous with the resignation of Yohalem Gillman & Co. LLP, Anchin, Block & Anchin, LLP was appointed as Apogee’s new auditor.  The decision to engage Anchin, Block & Anchin, LLP was approved by the Audit Committee of the Board of Directors.

(d)           Apogee requested Yohalem Gillman & Co. LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this Item.  Yohalem Gillman & Co. LLP’s letter stating that it would no longer be the auditor for Apogee and that it agrees with the statements contained herein is filed as Exhibit 16.1 to this current report on Form 8-K.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits:

16.1         Letter on change in certifying accountant, dated January 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE TECHNOLOGY, INC.

Dated: January 12, 2005	By:	/s/ Herbert M. Stein
Herbert M. Stein, President, Chief Executive Officer and Chairman of the Board